UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): March 6, 2008

BJ’s Wholesale Club, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-13143	04-3360747
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One Mercer Road, Natick, Massachusetts	01760
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (508) 651-7400

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01. Regulation FD Disclosure

In the fourth quarter ended February 2, 2008, BJ’s Wholesale Club, Inc. (the “Company”) changed the classification of certain payroll expenses from cost of sales, including buying and occupancy costs, to selling, general and administrative (“SG&A”) expenses. We have reclassified prior period financial statements to conform with the presentation recorded in the fourth quarter.

In response to requests from certain analysts, the Company is presenting in the table below the amounts of cost of sales and SG&A expenses (as reclassified and as previously presented) by quarter for the fiscal years ended February 2, 2008 and February 3, 2007 (dollars in thousands). The fourth quarter of the fiscal year ended February 3, 2007 contained 14 weeks. All other quarters presented had 13 weeks.

	As Reclassified
	Cost of Sales		SG&A Expenses
	FYE 2/2/08	FYE 2/3/07	FYE 2/2/08	FYE 2/3/07
	(52 weeks)	(53 weeks)	(52 weeks)	(53 weeks)
Q1	$1,868,513	$1,726,417	$165,051	$161,627
Q2	2,069,089	1,912,154	174,812	166,367
Q3	1,961,228	1,809,645	172,933	168,433
Q4	2,212,484	2,170,909	181,046	208,822

	$8,111,314	$7,619,125	$693,842	$705,249

	As Previously Reported
	Cost of Sales		SG&A Expenses
	FYE 2/2/08	FYE 2/3/07	FYE 2/2/08	FYE 2/3/07
	(52 weeks)	(53 weeks)	(52 weeks)	(53 weeks)
Q1	$1,870,409	$1,728,227	$163,155	$159,817
Q2	2,070,893	1,914,030	173,008	164,491
Q3	1,963,141	1,811,531	171,020	166,547
Q4	N/A	2,173,001	N/A	206,730

		$7,626,789		$697,585

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 6, 2008

BJ’s WHOLESALE CLUB, INC.

By:  /s/  Frank D. Forward

        Frank D. Forward

        Executive Vice President and

        Chief Financial Officer